                                                                   Exhibit 10.15


                     FORM CUSTOMARY TRADE TERMS COMMITMENT
                                      AND
                             OPTION EXERCISE NOTICE


To: Camelot Distribution Co., Inc.

1. We are an Eligible Supplier, as that term is defined in the First Amended Joint Chapter 11 Plan of Reorganization CM Holdings, Inc., Camelot Music, Inc., G.M.G. Advertising, Inc. and Grapevine Records and Tapes, Inc., dated October 28, 1997 (the "Plan"). Capitalized terms used in this agreement that are defined in the Plan shall have the meanings ascribed to them in the Plan.

2. We hereby commit to (a) sell goods to Camelot Distribution Co., Inc. on Customary Trade Terms effective as of the Effective date, (b) provide Camelot Distribution Co., Inc. with credit limits sufficient to insure a minimum of 60 days dating (or, if greater, such number of days dating as we customarily extend to creditworthy customers) with respect to each item of inventory purchased by Camelot Distribution Co., Inc., and (c) provide Camelot Distribution Co., Inc. with a credit equal to the value of any customary discounts (including without limitation, the 2% prompt payment discount) that we have denied Camelot Music, Inc. from and after June 1, 1997.

3. We acknowledge that the Plan provides for the administration of the Exchange Option, pursuant to which the Holders of Allowed Prepetition Lender Secured Claims have agreed to pay Cash to electing Eligible Suppliers in an amount equal to 50% of the Allowed Class 5-A General Unsecured Claims tendered by such Eligible Suppliers. We further acknowledge that such Cash payments are to be made from the Secured Claim Distribution.

4. We hereby exercise the Exchange Option with respect to:

   [CHECK ONE]            ALL              75%       X   NONE
                    -----            -----         -----

   of our Allowed Class 5-A General Unsecured Claim.

5. We acknowledge that our entitlement to the Cash payment from the Secured Claim Distribution is contingent upon the allowance of our Class 5-A General Unsecured Claim, and is further contingent upon and in exchange for (a) the tender by us to the Holders of Allowed Prepetition Lender Secured Claims of the distributions to which we would otherwise be entitled as a Holder of an Allowed Class 5-A General Unsecured Claim and (b) our commitment to provide the credit terms and other benefits described in paragraph 2 of this agreement.

6. We understand that this agreement may be revoked by us in writing delivered to Camelot and the Bank Agent at any time up to the Business Day prior to the commencement of the Confirmation Hearing. Subsequent to such date, however, the parties to this agreement, their successors and assigns shall be legally bound by the terms of this agreement, which shall be governed by the laws of the State of New York.

7. This agreement supersedes all prior agreements, statements and discussions between the parties as to the subject matter hereof, and sets forth the entire agreement of the parties with respect to the matters covered hereby; provided, however, that to the extent that any provisions of this agreement conflict with the Plan, the provisions of the Plan shall control.

Dated         , 1997
      --------


                                  ----------------------------------

                                  ----------------------------------

                                  ----------------------------------

                                  [NAME & ADDRESS OF ELIGIBLE SUPPLIER]


                                  By:
                                      -------------------------------
                                  Title:
                                         ----------------------------